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                                                                EXHIBIT 10(r)
                                PROMISSORY NOTE

$1,425,000.00                                        December 28, 1994

        FOR VALUE RECEIVED, OHM REMEDIATION SERVICES CORP., ("Debtor") an Ohio corporation, with its principal place of business at 16406 US Route 224 East, Findlay, Ohio 45840 hereby promises to pay to the order of BOT FINANCIAL CORPORATION ("Lender") at its office at 125 Summer Street, Boston, MA 02110 (or as Lender may otherwise designate) the principal sum of One Million Four Hundred Twenty Five Thousand and 00/100 Dollars ($1,425,000.00), together with interest on the principal balance from time to time remaining unpaid at the rate of Nine and one-quarter percent (9.25%) per annum (computed on the basis of a 360-day year of twelve 30-day months). Principal and interest shall be payable in forty-eight (48) consecutive equal monthly installments of Thirty Five Thousand Three Hundred Fifty Eight and 53/100 Dollars ($35,358.53) each (except that the last installment shall be in an amount sufficient to discharge in full the accrued interest on, and the entire unpaid principal of, this
Note), with each installment to be due and payable on the first day of each month, in advance, commencing on January 1, 1995. Each such installment shall be applied first to the payment of any unpaid interest on the principal sum and then to the payment of principal. After the maturity of any installment of principal, such installment shall bear interest at a rate per annum equal to the higher of two percent (2%) over the Prime Rate or Eleven and one-quarter percent (11.25%) (but not to exceed the highest rate permitted by applicable law) until such installment is paid in full. Any payment received after the maturity of any installment of principal shall be applied first to the payment of interest on said principal.

        If this Note is dated other than the first day of a calendar month, Debtor shall, on the first day of the next succeeding month, pay to Lender an installment of interest in an amount equal to the sum obtained by multiplying $366.15 by the number of days then remaining in the calendar month in which this Note is dated, including the date hereof.

        This Note is a Permanent Note referred to in the Master Loan and Security Agreement dated as of May 11, 1993 between Debtor and Lender (herein, as the same may from time to time be amended, supplemented or otherwise modified, called the "Agreement"), is secured by, and entitled to the benefits of, the Agreement and a Supplemental Security Agreement of even date herewith between Debtor and Lender, and is subject to prepayment only as provided in the Agreement.





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        Debtor hereby waives presentment, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of this Note and hereby consents to any extensions of time, renewals, releases of any party to this Note, waivers or modifications that may be granted or consented to by the holder of this Note.

        Upon the occurrence of any one or more of the Events of Default specified in the Agreement, the amounts then remaining unpaid on this Note together with any interest accrued may be declared to be (or, with respect to certain Events of Default, automatically shall become) immediately due and payable as provided therein.

        In the event that any holder shall institute any action for the enforcement or the collection of this Note, there shall be immediately due and payable, in addition to the unpaid balance hereof, all late charges, and all costs and expenses of such action, including attorneys' fees. Debtor hereby waives the right to interpose any setoff, counterclaim or defense of any nature or description whatsoever to the obligations evidenced by this Note.

        Debtor agrees that its liability hereunder is absolute and unconditional without regard to the liability of any other party and that no delay on the part of the holder hereof in exercising any power or right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right. This Note is not assignable by Debtor, but may be assigned by Lender or any other holder hereof.

        All capitalized terms used in this Note which are not otherwise defined in this Note shall have the respective meanings given to such term in the Agreement.

        This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

                         OHM REMEDIATION SERVICES CORP.


                         By: \s\Pamela K.M. Beall
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                         Title:Treasurer
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